March 7, 2007

Shoreline Gas Marketing Inc.

Mercantile Tower, Suite 1900

Corpus Christi, TX 78403-0778

Attn: Mr. Bob Mattice

Re:	Letter-in-Lieu of Transfer Order
Petrogen, Inc. to Darcy Energy Inc.

Dear Mr. Mattice,

This letter will serve as notice that effective December 31, 2006 the interests of Petrogen, Inc. (“Petrogen”) in the Emily Hawes Field (as described in Exhibit “A” to the Assignment and Bill of Sale of Oil and Gas Leases, copy attached) are now owned by Darcy Energy LLC (“Darcy”). We request that you note the above change on your records and, upon commencement of production, begin making payment to:

Payment by check	Payment by wire transfer
Darcy Energy LLC	Darcy Energy LLC
3050 Post Oak Blvd., Suite 1700	Bank: Amegy Bank of Texas
Houston, Texas 77056	ABA: 113011258
Acct No.: 0003420159

This letter is executed by Petrogen and Darcy as an agreement in lieu of separate Division or Transfer Orders. Please note that the Federal Tax Identification Number for Darcy Energy LLC is 43-2053816.

In consideration of your acceptance of this Letter-in-Lieu of Transfer Order, Darcy hereby ratifies, confirms, adopts and agrees to be bound by all validly existing sale contracts, division and transfer orders heretofore executed by Petrogen insofar as the same cover and relate to the interest acquired by Darcy in the Emily Hawes Field.

Darcy hereby agrees to indemnify, save and hold you harmless from and against any and all claims, demands, actions, judgments, liabilities, losses, costs, charges, recoveries and other expenses of every nature and character which you at any time shall or may sustain by reason of the payments to Darcy of proceeds of production as requested and authorized hereby.

In order that we may have a record evidencing your acceptance of this letter, we request that you execute one copy in the space provided below and return same to Darcy Energy, LLC. at the address shown above to the attention of Ms. Susan Weber.

If you have further requirements concerning this transfer, or, if for any reason, you are unable to comply with the directions set forth in this letter, you are requested to contact Ms. Weber at 713-626-9564 or SWeber@gulfsands.net .

Sincerely,

PETROGEN, INC.

By:/s/ Sacha H. Spindler

Name:	Sasha H. Spindler
Title:	Chairman & CEO

DARCY ENERGY, INC.

By: /s/ David H. DeCort

Name:	David H. DeCort
Title:	Vice President

ACCEPTED AND AGREED THIS

_______ DAY OF _______________, 2007.

SHORLINE GAS MARKETING INC.

By: /s/signed

Name:

Title:

Letter-in-Lieu

Emily Hawes Field